UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 27, 2016

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2016, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1) The shareholders voted on a cumulative basis and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Name of Nominee
Lecil E. Cole	12,747,603	4,123,060	2,336,572
George H. Barnes	10,388,397	1,167,138	2,336,572
James D. Helin	10,535,623	1,169,412	2,336,572
Donald M. Sanders	10,197,980	4,144,638	2,336,572
Marc L. Brown	5,100,633	6,477,652	2,336,572
Michael A. DiGregorio	11,270,140	285,395	2,336,572
Scott Van Der Kar	6,959,998	5,054,762	2,336,572
J. Link Leavens	7,482,410	5,055,132	2,336,572
Dorcas H. Thille	6,831,030	5,055,160	2,336,572
John M. Hunt	4,877,206	6,667,334	2,336,572
Egidio Carbone, Jr.	11,519,177	290,559	2,336,572
Harold Edwards	9,179,310	7,106,989	2,336,572
Steven Hollister	11,556,235	283,999	2,336,572

(2) The shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2016. Votes cast were as follows:

For	14,807,121
Against	91,133
Abstain	171,162

(3) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2016 proxy statement. Votes cast were as follows:

For	12,371,164
Against	65,383
Abstain	296,297
Broker Non-Votes	2,336,572

(4) The shareholders voted on the reapproval of the performance criteria included in Calavo Growers’s 2011 Management Incentive Plan. Votes cast were as follows:

For	12,334,942
Against	156,060
Abstain	241,842
Broker Non-Votes	2,336,572

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

May 2, 2016

	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, and Chief Executive Officer
(Principal Executive Officer)

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